US Gold Corp Announces Completion of Merger

- Merger with Dataram Corporation completed

-Shares to trade on NASDAQ under the symbol DRAM

ELKO, N.V., May 24, 2017 – US Gold Corp. (NASDAQ: DRAM) today announced the completion of the previously announced merger with Dataram Corporation. The combined company will continue to trade on NASDAQ with the symbol DRAM. As previously announced, on April 6, 2017 Dataram shareholders approved the merger with US Gold Corp. The final merger was subject to the satisfaction of customary closing and deliverables and all closing conditions have been met. With the closing, Dataram will acquire a portfolio of resource development and exploration projects, with a focus on gold exploration.

US Gold Corp’s President and CEO Mr. Edward Karr stated, “We are pleased to announce the completion of this merger. US Gold Corp. is excited to be a publicly traded company. We have an excellent management team, solid initial property portfolio and we look forward to getting out on the road and telling investors about our Company. As a publicly traded company, we are committed to keeping all of our investors and shareholders informed of our progress as we advance our Copper King project towards a pathway to future potential production and our Keystone property towards a future potential discovery.”

Dataram was represented by Harvey Kesner of Sichenzia Ross Ference Kesner, LLP, New York, New York and US Gold Corp. was represented by Joe Laxague of Laxague Law, Inc., Reno, Nevada.

About US Gold Corp.

US Gold Corp. is a publicly traded U.S. focused gold exploration and development company. US Gold Corp has a portfolio of development and exploration properties. Copper King is located in South East Wyoming and has a historical Preliminary Economic Assessment (PEA) done by Mine Development Associates in 2012 for Strathmore. Keystone is an exploration property on the Cortez trend in Nevada, identified and consolidated by Dave Mathewson. For more information about US Gold Corp, please visit www.usgoldcorp.gold

Founded in 1967, Dataram is an independent manufacturer of memory products and solutions for sale to manufacturers and assemblers of embedded and original equipment. The Company is a US based manufacturer, with presence in the United States, Europe and Asia. For more information about Dataram, visit www.dataram.com.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events, such as the exploration success of US Gold Corp, development of new Dataram products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of gold and mining industry cost inputs, memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products, risks with respect to US Gold Corp faced by junior companies generally engaged in exploration activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, including the Risk Factors with respect to U.S. Gold contained in the Company’s prospectus on From 424B3 filed with the Securities and Exchange Commission on March 3, 2017, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

For additional information, please contact:

US Gold Corp Contact:

Edward Karr

President & CEO

info@usgoldcorp.gold